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Exhibit 99.1

Specialty Laboratories Announces Filing of Class Action Lawsuit

        Santa Monica, Calif. May 17, 2002—Specialty Laboratories (NYSE:SP) (Specialty) announced today that a lawsuit against Specialty and several of its officers and directors has been filed in the United States District Court for the Central District of California by Milberg Weiss Bershad Hynes & Lerach LLP. The lawsuit alleges violations of federal securities laws and seeks damages on behalf of a class of shareholders who purchased Specialty common stock during the period of December 8, 2000 through April 10, 2002. Specialty believes that the lawsuit is without merit and intends to defend against it vigorously.

About Specialty

        Specialty Laboratories, a leading research-driven clinical reference laboratory serving the hospital, laboratory and physician specialist community, offers a broad menu of specialized tests. Specialty complements its clinical testing services and national distribution channel with distinguished R&D capabilities. Through internal research programs and partnerships with discovery companies, Specialty focuses on the development of new and enhanced tests that provide excellent clinical value for reliable and cost-effective patient assessment. In addition, Specialty's commitment to innovative information technology applications and the electronic reporting of clinical data has made it a leader in serving the needs of hospitals and physician specialists. Specialty's Web address is www.specialtylabs.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

        This release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, statements concerning the merits of and our defense against the lawsuit. Important factors which could cause our actual results to differ materially from those expressed or implied in the forward-looking statements are detailed under "Risk Factors" in filings with the Securities and Exchange Commission made from time to time by Specialty Laboratories, including our Registration Statement on Form S-1 declared effective on December 8, 2000 and our periodic filings on Forms 10-K, 10-Q and 8-K. Specialty undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

Contact:
Greg Mann
Director, Corporate Communications
Specialty Laboratories
310-586-7261
gmann@specialtylabs.com

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Specialty Laboratories Announces Filing of Class Action Lawsuit